Exhibit 99.1
NV5 ANNOUNCES RECORD SECOND QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS AND RAISES FULL-YEAR 2021 GUIDANCE
 Hollywood, FL – August 10, 2021 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of compliance, technology, and engineering consulting solutions, today reported financial results for the second quarter ended July 3, 2021.

"NV5’s record performance in the second quarter, led by our strategy, business model, and ability to adapt to market conditions, resulted in the highest gross revenues, net income, adjusted EBITDA, and adjusted EPS that NV5 has delivered in a quarter since inception," said Dickerson Wright, PE, Chairman and CEO of NV5. Wright added, "Public sector investments in infrastructure and utility safety and reliability continue to drive growth across our service verticals. The strong performance of our real estate transactions, energy efficiency, and international businesses demonstrates the ongoing recovery of our businesses that were impacted by the COVID pandemic. We strengthened our Environmental Health Sciences (EHS) vertical with the acquisition of PES Environmental in May. Environmental, social, and governance (ESG) continue to be increasing drivers of our business with the EHS vertical growing 71% year-over-year in Q2 supported by the organic growth of our real estate transactions business. We expect to build upon our strong second quarter momentum and are raising our guidance on gross revenues, GAAP EPS and adjusted EPS for the full year 2021."

Second Quarter 2021 Results
•Gross revenues in the second quarter of 2021 were $179.5 million compared to $162.7 million in the second quarter of 2020, a 10% increase.
•Net income in the second quarter of 2021 was $13.6 million compared to $4.5 million in the second quarter of 2020, a 203% increase.
•Adjusted EBITDA in the second quarter of 2021 was $34.2 million compared to $26.9 million in the second quarter of 2020, a 27% increase.
•GAAP EPS in the second quarter of 2021 was $0.91 per share compared to $0.36 per share in the second quarter of 2020, a 153% increase.
•Adjusted EPS in the second quarter of 2021 was $1.34 per share compared to $0.93 per share in the second quarter of 2020, a 44% increase. Diluted weighted average shares were 14,965,188 in the second quarter of 2021 compared to 12,609,918 in the second quarter of 2020.
•Full year 2021 guidance as follows:
◦Increase gross revenues to a range of $705 million to $727 million (previously $695 million to $720 million).
◦Increase GAAP EPS to a range of $2.45 per share to $2.84 per share (previously $2.36 per share to $2.78 per share).
◦Increase Adjusted EPS to a range of $4.20 per share to $4.55 per share (previously $4.05 per share to $4.45 per share).

Six Months Ended July 3, 2021 Results
•Gross revenues in the first half of 2021 were $332.6 million compared to $328.2 million in the first half of 2020.
•Cash flows from operations in the first half of 2021 were $62.2 million compared to $50.7 million in the first half of 2020, a 23% increase.
•Net income in the first half of 2021 was $19.1 million compared to $8.7 million in the first half of 2020, a 120% increase.
•Adjusted EBITDA in the first half of 2021 was $58.5 million compared to $51.1 million in the first half of 2020, a 14% increase.
•GAAP EPS in the first half of 2021 was $1.35 per share compared to $0.69 per share in the first half of 2020, a 96% increase.
•Adjusted EPS in the first half of 2021 was $2.25 per share compared to $1.77 per share in the first half of 2020, a 27% increase. Diluted weighted average shares were 14,196,035 for the six months ended July 3, 2021 compared to 12,601,830 in the six months ended June 27, 2020.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its second quarter 2021 financial results at 4:30 p.m. (Eastern Time) on August 10, 2021. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Tuesday, August 10, 2021
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 833-900-1538
International dial-in number:    +1 236-712-2278
Conference ID:    6988609
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, engineering, and environmental consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	July 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$113,023	$64,909
Billed receivables, net	109,122	142,705
Unbilled receivables, net	83,586	74,458
Prepaid expenses and other current assets	11,013	6,804
Total current assets	316,744	288,876
Property and equipment, net	29,444	27,011
Right-of-use lease assets, net	44,196	43,607
Intangible assets, net	175,093	174,931
Goodwill	364,562	343,796
Other assets	3,364	2,954
Total Assets	$933,403	$881,175

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$38,446	$39,989
Accrued liabilities	47,319	45,325
Billings in excess of costs and estimated earnings on uncompleted contracts	16,805	24,962
Client deposits	706	380
Current portion of contingent consideration	3,933	1,334
Current portion of notes payable and other obligations	26,989	24,196
Total current liabilities	134,198	136,186
Contingent consideration, less current portion	1,374	1,066
Other long-term liabilities	39,762	38,737
Notes payable and other obligations, less current portion	142,347	283,326
Deferred income tax liabilities, net	29,736	27,791
Total liabilities	347,417	487,106

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,365,382 and 13,270,131 shares issued and outstanding as of July 3, 2021 and January 2, 2021, respectively	154	133
Additional paid-in capital	441,049	268,271
Retained earnings	144,783	125,665
Total stockholders’ equity	585,986	394,069
Total liabilities and stockholders’ equity	$933,403	$881,175

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Gross revenues	$179,503	$162,689	$332,598	$328,169

Direct costs:
Salaries and wages	45,025	45,079	86,485	90,114
Sub-consultant services	29,978	25,244	53,225	52,670
Other direct costs	13,114	8,914	22,912	17,402
Total direct costs	88,117	79,237	162,622	160,186

Gross profit	91,386	83,452	169,976	167,983

Operating expenses:
Salaries and wages, payroll taxes and benefits	44,213	44,149	87,164	89,706
General and administrative	13,367	11,824	24,915	24,980
Facilities and facilities related	5,038	5,357	10,135	10,754
Depreciation and amortization	10,216	11,160	19,656	22,200
Total operating expenses	72,834	72,490	141,870	147,640

Income from operations	18,552	10,962	28,106	20,343

Interest expense	(1,568)	(4,403)	(3,886)	(8,190)

Income before income tax expense	16,984	6,559	24,220	12,153
Income tax expense	(3,346)	(2,056)	(5,102)	(3,462)
Net income and comprehensive income	$13,638	$4,503	$19,118	$8,691

Earnings per share:
Basic	$0.95	$0.37	$1.40	$0.71
Diluted	$0.91	$0.36	$1.35	$0.69

Weighted average common shares outstanding:
Basic	14,419,671	12,308,965	13,648,247	12,271,221
Diluted	14,965,188	12,609,918	14,196,035	12,601,830

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$19,118	$8,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,936	23,277
Non-cash lease expense	4,884	4,307
Provision for doubtful accounts	583	1,690
Stock-based compensation	7,790	6,880
Change in fair value of contingent consideration	235	—
Gain on disposals of property and equipment	(581)	(350)
Deferred income taxes	(2,988)	(869)
Amortization of debt issuance costs	454	442
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	36,727	(1,134)
Unbilled receivables	(7,238)	(2,286)
Prepaid expenses and other assets	(4,208)	2,117
Accounts payable	(2,446)	138
Accrued liabilities	(4,187)	1,922
Income taxes payable	—	613
Billings in excess of costs and estimated earnings on uncompleted contracts	(8,158)	5,241
Deposits	307	66
Net cash provided by operating activities	62,228	50,745

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(21,652)	—
Proceeds from sale of assets	460	437
Purchase of property and equipment	(4,028)	(6,145)
Net cash used in investing activities	(25,220)	(5,708)

Cash flows from financing activities:
Proceeds from common stock offering	172,500	—
Payments on notes payable	(5,325)	(8,415)
Payments of contingent consideration	(413)	(913)
Payments of borrowings from Senior Credit Facility	(145,082)	(1,875)
Payments of common stock offering costs	(10,522)	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(52)	—
Payments of debt issuance costs	—	(447)
Net cash provided by (used in) financing activities	11,106	(11,650)

Net increase in cash and cash equivalents	48,114	33,387
Cash and cash equivalents – beginning of period	64,909	31,825
Cash and cash equivalents – end of period	$113,023	$65,212

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Six Months Ended
		July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net Income		$13,638	$4,503	$19,118	$8,691
Add:	Interest expense	1,568	4,403	3,886	8,190
	Income tax expense	3,346	2,056	5,102	3,462
	Depreciation and amortization	11,394	12,237	21,936	23,277
	Stock-based compensation	4,094	3,501	7,790	6,880
	Acquisition-related costs	180	231	629	571
Adjusted EBITDA		$34,220	$26,931	$58,461	$51,071

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Six Months Ended
		July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net Income - per diluted share		$0.91	$0.36	$1.35	$0.69
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.58	0.77	1.21	1.46
	Income tax expense	(0.15)	(0.20)	(0.31)	(0.38)
Adjusted EPS		$1.34	$0.93	$2.25	$1.77